Exhibit 99

                                [GRAPHIC OMITTED]

         Senior Intel Executive, Thomas A. Lacey, to Join International
                    DisplayWorks as Chief Executive Officer

                Stephen Kircher to Remain as Company's Chairman,
                      Focus on Long-Term Vision for Company

FOR IMMEDIATE RELEASE

For additional information contact:
Stephen Kircher, CEO                    or       Matthew Hayden, President
International DisplayWorks, Inc.                 Hayden Communications, Inc.
(916) 415-0864                                   (843) 272-4653
                                                 matt@haydenir.com

ROCKLIN, Calif., -- September 14, 2004-- International DisplayWorks, Inc. (IDW) (OTC/BB: IDWK) today announced that Thomas A. Lacey has agreed to join the Company as Chief Executive Officer, replacing Stephen Kircher, who will stay on as Chairman of the Company's Board of Directors. Mr. Lacey brings an impressive resume including process oriented operations, and international sales experience with a history of managing key accounts for Intel. Mr. Lacey will join International DisplayWorks during October 2004.

Mr. Lacey joins International DisplayWorks from Intel, where he is currently serving as Vice President, Intel Communications Group, and General Manager, Flash Products Group, where he manages the group responsible for all flash memory solutions used in consumer products, cellular, and other communications areas. Previously, Mr. Lacey was Vice President Sales and Marketing, President Intel Americas at Intel Corporation for five years. In this capacity Mr. Lacey was responsible for Sales and Marketing for all Intel customers in both North and South America. Prior to this position, Mr. Lacey lived in Asia Pacific for three years and managed key businesses for Intel's Asia Pacific Region. He was the Director of Product Marketing and Business Management for the entire Intel product line for Asia Pacific, stationed in Hong Kong. Prior to that, Mr. Lacey was the Director of Distribution and the Internet Communications Group for Asia Pacific, based in Singapore. Prior to this position, Mr. Lacey spent four years in marketing management positions in the End User Components Division, where he was responsible for launching Intel's CPU retail boxed products initiative. Lacey joined Intel in 1991. Before joining Intel, Mr. Lacey was Vice President of Marketing for Opus Systems for six years. He also worked for three startup companies in the Silicon Valley as software engineer and marketing manager for more than 10 years. Lacey received a Bachelor of Science degree in computer science from University of California, Berkeley and obtained a Masters in Business Administration from Santa Clara Leavey School of Business.

"This announcement marks a milestone for International DisplayWorks and its shareholders, delivering on our plan of enhancing our management team with a new chief executive officer and doing so with the hiring of a highly talented individual with a proven background," commented Stephen Kircher, the Company's Chairman. "By recruiting a seasoned executive with experience in technology manufacturing, process oriented operations, sales, and particularly global client management including Asia; we have positioned the Company to take a

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significant  step in its  evolution.  Our ability to recruit  such an  executive speaks to our accomplishments of the last year, our strong competitive position, and our potential. I'm excited to focus on the long-term positioning of the Company in my position as chairman, and I look forward to supporting Tom as he helps build the Company, drives sales, pursues new opportunities and enhances shareholder value."

Mr. Lacey commented, "I'm looking forward to joining International DisplayWorks and building on the achievements of the management team and working to take the Company to the next level. The Company's state-of-the-art facilities in the PRC position International DisplayWorks to deliver displays to meet increasing global demand; this capability gives me optimism about our ability to expand our customer base in a meaningful way going forward."

About International DisplayWorks

International DisplayWorks, Inc. is a manufacturer and distributor of liquid crystal displays, modules and assemblies for a variety of customer needs including OEM applications. IDW owns 270,000 square feet of manufacturing facilities in the People's Republic of China (PRC) and employs approximately 1,800 persons. Sales offices are located in Rocklin, CA, Saline, MI, Hong Kong, the United Kingdom and Shenzhen, PRC. Copies of IDW's 10-K and other documents as filed with the SEC are available through a link on our web site: www.idwlcd.com


NOTE: The foregoing is news relating to International DisplayWorks, Inc. ("IDW") and contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to IDW or its management, including without limitation, IDW and its subsidiaries, are intended to identify such forward-looking statements. IDW's actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to IDW's 10-K and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.


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